UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2013

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31553	76-0307819
(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 4th Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 5, 2013, as part of the Offering (defined below), XCel Brands, Inc. (the “Company”), entered into subscription agreements with (i) Mark X. DiSanto Investment Trust (the “Trust”), of which Mark X. DiSanto, a director and principal stockholder of the Company, is trustee, and (ii) two funds as to which Trafalet Capital Management, L.P. (a principal stockholder of the Company) serves as the investment manager (collectively, “Trafalet”). Pursuant to the subscription agreements, the Company issued (i) to the Trust 285,715 shares of its common stock and warrants (the “Warrants”) to purchase 62,500 shares of common stock of the Company for an aggregate purchase price of $1,000,002.50 and (ii) to Trafalet 1,142,858 shares of its common stock and Warrants to purchase 250,000 shares of its common stock for an aggregate purchase price of $4,000,003.00.

On June 5, 2013, the Company entered into an engagement agreement with Threadstone LP, (“Threadstone”), pursuant to which the Company agreed to pay to Threadstone, a cash fee of 7% of the gross proceeds from Trafalet in the Offering introduced by Threadstone. The Company paid to Threadstone a fee of $280,000 in connection with the Offering. Todd Slater, a director of the Company, is a Managing Director of Threadstone.

Item 3.02 Unregistered Sales of Equity Securities

On June 5, 2013 in an offering to Trafalet and the Trust, each of which is an accredited investor, the Company issued and sold an aggregate of 1,428,573 shares of its common stock (the “Shares”) and Warrants to purchase an aggregate of 312,500 of the Company’s common stock for an aggregate gross proceeds of $5,000,005.50 (the “Offering”). The Warrants are exercisable at a price of $5.00 per share, at any time on or prior to June 5, 2018. The Warrants may be exercised on a cashless basis at any time after June 5, 2014 if (i) there is no effective registration statement or current prospectus exercisable for the resale of the shares issuable upon exercise of the warrants (the “Warrant Shares”) and (ii) the average daily trading value of the common stock for the 30 trading day period prior to the date of exercise is at least 25,000 shares. The Company agreed to use concurrently reasonable effects to (i) file a registration statement for the resale of the Shares within 60 days from the Company’s acceptance of the subscription agreements and Warrant Shares and (ii) have the registration statement declared effective by the Securities and Exchange Commission within 120 days from the Company’s acceptance of the subscription agreements.

On May 1, 2013, the Chief Executive Officer, under authority from the Compensation Committee of the Company’s Board of Directors granted to 24 employees (none of whom are reporting persons of the Company for purposes of Section 16 of the Securities Act of 1933, as amended) aggregate of 28,750 shares of common stock. The shares vest as to one-half of the shares on each of the first and second anniversary date of the grant.

None of the issuances referenced above were registered under the Securities Act of 1933, as amended (the “Securities Act”). Neither the offerings nor the grants of stock was a “public offering” as defined in Section 4(2) of the Securities Act due to the insubstantial number of persons involved, size of the offerings, manner of the offerings and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the purchasers and grantees had the necessary investment intent as required by Section 4(2) because each of them agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 9.01 Financial statements and Exhibits

4.1	Form of Warrant

10.1	Form of Subscription Agreement with Trust

10.2	Engagement Agreement between the Company and Threadstone

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC.

By:	/s/ James F. Haran
Name: James F. Haran Title: Chief Financial Officer

Date: June 7, 2013